UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2018 (May 15, 2018)

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2018, Amplify Energy Operating LLC (the “Borrower”), a wholly owned subsidiary of Amplify Energy Corp., a Delaware corporation (the “Company”), entered into the Second Amendment to Amended and Restated Credit Agreement, among the Borrower, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Second Amendment”). The Second Amendment amends the parties’ existing Amended and Restated Credit Agreement, dated as of May 4, 2017 (as amended, the “Credit Agreement”), to, among other things:

•	reflect the reduction of the borrowing base under the Credit Agreement from $435.0 million to $430.0 million, effective as of May 15, 2018, with the borrowing base to be further automatically reduced by $15.0 million upon the consummation of the indirect sale of the Company’s interest in certain properties located in South Texas (the “South Texas Assets”) and by $5.0 million each month until the next scheduled redetermination of the borrowing base to occur on or about October 1, 2018; and

•	amend the minimum hedging requirement to disregard the reasonably anticipated production of hydrocarbons from the South Texas Assets.

The Second Amendment also contains customary representations, warranties and agreements of the Borrower and the guarantors.

All other material terms and conditions of the Credit Agreement were unchanged.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the proxy statement that was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2018.

Proposal 1 — Election of Directors

David M. Dunn, Christopher W. Hamm, P. Michael Highum, Evan S. Lederman, David H. Proman, William J. Scarff and Edward A. Scoggins, Jr. were elected to continue to serve as the Company’s directors until the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Votes regarding the persons elected as directors were as follows:

			Broker
Nominee	For	Withhold	Non-Votes
David M. Dunn	16,499,580	115,189	5,479,749
Christopher W. Hamm	16,274,783	339,986	5,479,749
P. Michael Highum	16,531,468	83,301	5,479,749
Evan S. Lederman	16,535,128	79,641	5,479,749
David H. Proman	16,498,611	116,158	5,479,749
William J. Scarff	16,044,384	570,385	5,479,749
Edward A. Scoggins, Jr.	16,535,415	79,354	5,479,749

Proposal 2 — Ratification of the Appointment of KPMG LLP as Independent Auditor

The appointment of KPMG LLP as the Company’s independent auditor for 2018 was ratified. The voting results were as follows:

For	Against	Abstain
22,075,036	10,905	8,577

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of May 15, 2018, among Amplify Energy Operating LLC, the guarantors party thereto, lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2018	AMPLIFY ENERGY CORP.

	By:	/s/ Martyn Willsher
	Name:	Martyn Willsher
	Title:	Senior Vice President and Chief Financial Officer